Company Confidential Intersil Overview for Techwell Intersil Overview for Techwell March 2010 Exhibit 99.1

Company Confidential
Securities Law Disclosure and Additional Information
The tender offer for the outstanding shares of common stock of Techwell, Inc. “Techwell”) has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Intersil Corporation and an indirect wholly-owned subsidiary of Intersil Corporation will file a tender offer statement on Schedule TO with the Securities and
Exchange Commission, and Techwell will file a solicitation/recommendation statement on Schedule
14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Techwell’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Techwell’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.

3
Company Confidential

History
Intersil: The 1
st
company in 25+ years to build a
broad line Analog company, product line-by-product line
Radiation Inc.
Founded
GE Solid State
Begins operations
RCA Solid State
Begins operations
GE Solid State
Merges with RCA
Solid State
Harris
Acquires GE Solid
State (GE, RCA and
Intersil)
Sells discrete
power business
to Fairchild
Sells wireless
network products
group
Harris
Merges with
Radiation Inc.
GE Solid State
Acquires Intersil
Becomes  an
independent
company
Completes largest
IPO for a US
semiconductor
company
Acquires Quellan
Acquires Elantec
Acquires Planet ATE
Acquires Kenet
Acquires D2Audio
Acquires Rock
Founded in
Cupertino, CA
Acquires Xicor
Acquires Zilker Labs

4 4 New Products & Technologies New Markets & Customers Very Talented New Employees Company Confidential Strategic Acquisitions for Growth

5
Company Confidential
Intersil Today
• Leader in high performance analog &
mixed signal ICs
• 2008 revenue of $770M
• 2009 revenue of $611M
• WW headquarters:  Silicon Valley, CA
• 1,500 employees
• 35 global locations (including 15
design centers)
• “Asset-Lite” strategy enables
advanced fabrication processes
• Strong balance sheet

6 Company Confidential Successful Track Record Intersil Grows Faster than the Industry Intersil Grows Faster than the Industry

7 Company Confidential 7 Intersil’s Future 7

8 Company Confidential 8 8 What Makes Intersil Great?

9
Company Confidential

• Superior products
• New product innovations
• Great customer relationships
• Market leadership in high growth / selected market segments
• Greater revenue and EPS growth vs peers
• Respected – by customers, partners, suppliers, employees and shareholders
• Top-notch talent / high performance, results-oriented culture
• Employer of choice / great place to work
• Confidence / winning attitude
Intersil –
A Premier  High
Performance Analog Company
Building a great analog company

Company Confidential
Intersil’s Executive Staff
SVP & CFO
Jonathan Kennedy
SVP, General
Counsel
Tom Tokos
SVP, Human
Resources
Vern Kelley
President & CEO
David Bell
SVP, WW Sales &
Corp Marketing
David Loftus
Sagar Pushpala
SVP, WW
Operations &
Technology
SVP, Power
Management
Products Group
Peter Oaklander
Susan Hardman
SVP, Analog &
Mixed Signal
Products Group

VLSI Technology
Dave Bell CEO & President
Jonathan Kennedy SVP & CFO
Peter Oaklander SVP Power Management
Susan Hardman SVP Analog & Mixed Signal
David Loftus SVP Worldwide Sales & Marketing
Sagar Pushpala SVP W/W Ops and Technology
Davin Lee VP/GM Consumer Power
Mike Althar VP/GM Specialty Products
Paul Sferrazza VP/GM Computing Power
Huibert Verhoeven VP/GM High Speed Products
Roger Levinson VP/GM Precision Products
Company Confidential
Executive Management Strength

12 12 Power Management Products Analog Mixed Signal Products Broad Line of Analog Products

13 13
Gaming
Platforms
Instrumentation
& Test
Communications
Consumer
Industrial
Computing
Communications
Consumer
Industrial
Computing
21%
24%
33%
23%
23%
25%
25%
26%
2009
End 2011
Wireless
Infrastructure
Smart Phones
Medical
Imaging
Notebook/Netbook
Desktop
Server
Strength Through Market Diversity
Company Confidential

Analog & Mixed Signal Portfolio
Computing Computing Industrial Industrial Comms Comms
5V  / 40V Prec Amps
Instr Amps
HS Op Amps
ADC Buffers
Delay Line Filters
Switches/MUXes
Crosspoint Switches
HS AD Converters
HS DA Converters
Prec AD Converters
Prec DA Converters
Voltage References
AFEs
Real-Time Clocks
Clock Modules
Interface
DCPs
NVM DCPs
Precision DCPs
Comparators
Level Shifters
Solve Customers’ Challenges Through Innovation and Integration
xDSL
Active Copper Cable
Display Port
Noise Isolation
Noise Cancellation
KVM/Video
Test Equipment
LCD Displays
Handheld
Light & Prox Sensors
Laser Printers
Pico-Projectors
Light & Prox Sensors
Voltage References

Company Confidential
High-End
Consumer

15
Company Confidential

Complete Signal Chain Solutions
Focus on Signal Path
DCP
DAC
Signal
Sensor
Digital
Processing
Voltage
Reference
DCP
DCP
Expanding Portfolio Broad Portfolio
• Op Amps
– High Speed
– Precision
– Rail-to-Rail
– Low Power
• Analog Front Ends
• DCPs
• Real Time Clocks
• Data Converters
• Voltage References
• Interface
– RS-485
– RS-422
– High ESD
– Fractional Load
• Switch/MUX
– Differential
– Duals/Quads
– Low Voltage
– Cable Drivers
& Receivers
– Differential
– Video
Analog Signal Processing
• Battery Chargers
• Battery Management
• PWM + MOSFET Drivers
• Supervisory ICs
• Hot Swap/Hot Plug
• System Management
• Broadband Power
• Display Power
• White LED Drivers
• Fuel Gauges
• DDR
Power Management
• OR-ing FET Controllers
• Duals/Triples/Quads
• Graphics
Interface
Timing &
Control (RTC)

Company Confidential
Proprietary Processes = Broad Product Portfolio
Barriers to Entry!
Intersil Owned + Jointly Developed + Off-the-Shelf Foundry Processes
BCD
Platform
Power
Stage
Linear
Regulators
DC/DC
Converters
Interface
Products
Modules
(FET)
BiCMOS
Mixed
Signal
Interface
Products
BiCMOS
Hi-Perfor,
HV
HS Op Amps
DSL LD
ATE
BiCMOS
Hi Voltage
(100V)
Broadband
Power
Class D Audio
Telecom PM
BiPOLAR
Hi Voltage
SOI
DSL LD
Prec. Amps
Instr. Amps
CMOS
Mixed
Signal
Switch/MUX
LDD
Display Driver
LCD Buffers
(HV CMOS)
CMOS
NVM
EEPROM
VREF
DCP
Prog Buffer
Battery Mgmt
Fuel Gauge
Digital Power
Management
CMOS
Sensor
OEIC
Products
Light Sensors
Prox Sensors
CMOS
Deep
Submicron
Data
Converters
AFE
Digital Audio
Company Confidential

Company Confidential
Current Worldwide Locations

Dallas
Irvine
North Branch
Hyderabad
Milpitas
Harlow
Palm Bay
RTP
15 IC-Level Design Centers in 4 Countries
27 Sales Offices in 13 Countries
20 Manufacturing Sites in 9 Countries
Bangalore
Atlanta
San Diego
Austin
Boston
Wuhan
Shanghai

18 Company Confidential Trusted by Elite Technology Providers 18

19 Company Confidential 19 Top Asia-Pacific Customers

Complementary Capabilities
Video Decoder
Video Decoder
Technology
Technology
Security Surveillance &
Security Surveillance &
Automotive Infotainment
Automotive Infotainment
Advanced
Advanced
Technology
Technology
Broad Product
Broad Product
Portfolio
Portfolio
Mixed Signal Expertise
Mixed Signal Expertise
Power & Analog/
Power & Analog/
Mixed Signal Solutions
Mixed Signal Solutions
New Customers
New Customers
in AsiaPac & Japan
in AsiaPac & Japan
Global
Global
Customers
Customers
Global Sales &
Global Sales &
Distribution
Distribution
Additional Familiarity
Additional Familiarity
with Customers in China
with Customers in China

Company Confidential

Company Confidential
Techwell – Intersil:  The Combination is a Good Match
• Technology and Innovation
– Extensive system level understanding
– Mixed signal capability
– Integration with CPUs
• Product Line
– Complements Intersil’s existing video offering with virtually no overlap
– Ability to pull through Intersil products (both AMS & Power)
• Strategic
– Intersil’s vision is be recognized as the leader in high performance analog and the best analog and mixed signal IC company in the world.  Techwell’s #1 position in market adds to this image.
– Intersil has goal to be $1B+ in sales. Techwell’s revenue stream accelerates the time we reach this mark.
– Intersil’s gross margin target is 58% moving to 60%.  With Techwell’s margins at 61%, it adds to our gross margin.
– Techwell is financially well managed. With the combined entity, it is immediately accretive.
– Acquisition significantly increases Intersil’s headcount in AsiaPac region, which is a high revenue growth area.

Company Confidential
Advantages for Techwell
• Significant return to shareholders
• Gain access and have ability to leverage many resources
– Field sales organization and global distribution channels
– Manufacturing
– Quality and Reliability
• Larger company scale enhances opportunities with Techwell
customers
• Potential to diversify or expand further into non-security markets
(risk management)
• Become part of a larger corporation that has “employer of choice”
characteristics
• Could expand career and growth opportunities for employees